                                                                Exhibit 4(b)

================================================================================
                             EXSIF WORLDWIDE, INC.

                          ___________________________


                       INDENTURE AND SECURITY AGREEMENT

                           Dated September 28, 2000

                                     Among

                                BANK ONE, N.A.,

                                                       Trustee,

                            EXSIF WORLDWIDE, INC.,

                                                       Issuer,

                                      and

                            UNION TANK CAR COMPANY,

                                                       Guarantor,

                          ___________________________




================================================================================
                                 $180,000,000
                      7.68% Senior Secured Notes Due 2015

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------


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
Section 1.01    Definitions...................................................................................   5
Section 1.02    Compliance Certificates and Opinions..........................................................  11
Section 1.03    Form of Documents Delivered to Trustee........................................................  12
Section 1.04    Acts of Noteholders...........................................................................  12

                                                 ARTICLE II
                                                 ----------
                               AMORTIZATION OF PRINCIPAL; INTEREST; REDEMPTION
                               -----------------------------------------------

Section 2.01    Principal and Interest Payments; Maturity; Redemption.........................................   14
Section 2.02    Form, Execution and Characteristics of Notes..................................................   15
Section 2.03    Authentication of Notes.......................................................................   16
Section 2.04    Registration of Transfer and Exchange of Notes................................................   17
Section 2.05    Persons Deemed Owners.........................................................................   17
Section 2.06    Cancellation..................................................................................   17
Section 2.07    Replacement of Lost Notes.....................................................................   17

                                                    ARTICLE III
                                                    -----------
                                                     COLLATERAL
                                                     ----------

Section 3.01    Additional and Substituted Equipment and Related Leasehold Interests Subject Hereto...........   18
Section 3.02    Termination of Security.......................................................................   18
Section 3.03    Indemnity.....................................................................................   19
Section 3.04    Substitution and Replacement of Collateral....................................................   19
Section 3.05    Maintenance of Equipment; Casualty Occurrences................................................   21
Section 3.06    Possession of Collateral......................................................................   22
Section 3.07    Marking of Equipment..........................................................................   22
Section 3.08    Modifications and Improvements................................................................   22

                                                       ARTICLE IV
                                                       ----------
                                              EVENTS OF DEFAULT AND REMEDIES
                                              -----------------------------

Section 4.01    Events of Default.............................................................................   23

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
Section 4.02    Incidents of Sale of Collateral..................................................................  25
Section 4.03    Judicial Proceedings Instituted by Trustee.......................................................  25
Section 4.04    Control by Noteholders...........................................................................  26
Section 4.05    Waivers of Default...............................................................................  26
Section 4.06    Undertaking to Pay Court Costs...................................................................  27
Section 4.07    Unconditional Right of Holders of Notes To Sue for Principal, Interest and Make-Whole Amount.....  27
Section 4.08    Remedies.........................................................................................  28
Section 4.09    Application of Proceeds..........................................................................  28
Section 4.10    Obligations of Company and the Guarantor Not Affected by Remedies................................  29
Section 4.11    Company To Deliver Collateral to Trustee.........................................................  29
Section 4.12    Limitations on Suits by Holders of Notes.........................................................  29
Section 4.13    Remedies Cumulative; Subject to Mandatory Requirements of Law....................................  30

                                                    ARTICLE V
                                                    ---------
                                         CERTAIN AGREEMENTS OF THE COMPANY
                                         ---------------------------------

Section 5.01    Discharge of Liens...............................................................................  30
Section 5.02    Further Assurances...............................................................................  30
Section 5.03    Payment of Expenses; Financing Statements........................................................  30

                                                  ARTICLE VI
                                                  ----------
                                    ADDITIONAL AGREEMENTS OF THE GUARANTOR
                                    --------------------------------------
                                                 AND THE COMPANY
                                                 ---------------

Section 6.01    Guarantee........................................................................................  31
Section 6.02    Compliance with Law..............................................................................  35
Section 6.03    Insurance........................................................................................  36
Section 6.04    Maintenance of Properties........................................................................  37
Section 6.05    Payment of Taxes and Claims......................................................................  37
Section 6.06    Maintenance of Corporate Existence...............................................................  37
Section 6.07    Consolidation, Merger or Sale of Assets Permitted................................................  37

                                                       ARTICLE VII
                                                       -----------
                                              CONCERNING THE HOLDERS OF NOTES
                                              -------------------------------

Section 7.01    Company to Furnish Trustee with Names and Addresses of Noteholders...............................  38

                                                                            Page
                                                                            ----
Section 7.02  Preservation of Information; Communications to Noteholders... 39
Section 7.03  Financial Statements and Other Information................... 39
Section 7.04  Inspection................................................... 40

                                 ARTICLE VIII
                                 ------------
                                  THE TRUSTEE
                                  -----------

Section 8.01  Certain Duties and Responsibilities.......................... 41
Section 8.02  Notice of Defaults........................................... 42
Section 8.03  Certain Rights of Trustee.................................... 42
Section 8.04  Not Responsible for Recitals or Issuance of Notes............ 43
Section 8.05  May Hold Notes............................................... 43
Section 8.06  Money Held by Trustee........................................ 44
Section 8.07  Compensation and Reimbursement............................... 44
Section 8.08  Trustee Required; Eligibility................................ 45
Section 8.09  Resignation and Removal; Appointment of Successor............ 45
Section 8.10  Acceptance of Appointment by Successor....................... 47
Section 8.11  Merger, Conversion, Consolidation or Succession to Business.. 47
Section 8.12  Maintenance of Agencies...................................... 47
Section 8.13  Money for Note Payments to Be Held by Trustee................ 49

                                  ARTICLE IX
                                  ----------
                           SUPPLEMENTS TO INDENTURE
                           ------------------------

Section 9.01  Supplements to Indenture Without Consent of Noteholders...... 49
Section 9.02  Supplements to Indenture with Consent of Noteholders......... 50
Section 9.03  Documents Affecting Immunity or Indemnity.................... 50
Section 9.04  Execution of Supplements to Indentures....................... 51
Section 9.05  Effect of Supplements to Indenture........................... 51
Section 9.06  Reference in Notes to Supplements to Indentures.............. 51

                                   ARTICLE X
                                   ---------
                                 MISCELLANEOUS
                                 -------------

Section 10.01  Rights Confined to Parties and Holders...................... 51
Section 10.02  No Recourse................................................. 51
Section 10.03  Binding Upon Assigns........................................ 51
Section 10.04  Notices..................................................... 52

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                                                                          ----
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Section 10.05  Effect of Headings; Date Executed; and Governing Law.....   52
Section 10.06  Legal Holidays...........................................   52
Section 10.07  Counterparts.............................................   52


Schedule 1    -  Description of Equipment
Schedule 2    -  Insurance Provisions

     This INDENTURE AND SECURITY AGREEMENT (this "Indenture") dated September
                                                  ---------
28, 2000, among BANK ONE, N.A., solely in its capacity as Trustee, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), EXSIF WORLDWIDE, INC., a Delaware corporation (the
                 -------
"Company"), and UNION TANK CAR COMPANY, a Delaware corporation (the
--------
"Guarantor");
 ---------

                             W I T N E S S E T H:

     WHEREAS EXSIF Worldwide, Inc. 7.68% Senior Secured Notes due 2015 (the "Notes") are to be issued and sold, at a price not less than their principal
------
amount, in an aggregate principal amount not exceeding $180,000,000;

     WHEREAS, the Company's prompt payment when due of the principal of the Notes and interest thereon and the Make-Whole Amount, if any, all in accordance with the terms of the Notes, has been unconditionally and irrevocably guaranteed by the Guarantor; and

     WHEREAS the text of the Notes is to be substantially in the following form:

                                [Form of Note]

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTION THEREFROM UNDER THE FEDERAL OR STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INDENTURE AND SECURITY AGREEMENT AMONG EXSIF WORLDWIDE, INC., UNION TANK CAR COMPANY AND BANK ONE, N.A., AS TRUSTEE, AS MORE FULLY SET FORTH HEREIN.

                      7.68% SENIOR SECURED NOTE DUE 2015

          Secured by certain ISO Tank Containers and Wheeled Chassis and the Leasehold Interests Relating Thereto

No. S-_____                                                    Chicago, Illinois
PPN 302228 AA9                                                            , 2000

$______________

     EXSIF WORLDWIDE, INC., a Delaware corporation (the "Company"), hereby
                                                         -------
promises to pay to _______________________________, or registered assigns, the principal sum of $____________ in lawful currency of the United States of America, in installments payable on the dates set forth in Exhibit A hereto, commencing October 1, 2001, and thereafter to and including October 1, 2015, each such installment to be in an amount equal to the corresponding percentage, if any, of the remaining principal amount hereof set forth in Exhibit A hereto, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be due and payable, payable commencing on April 1, 2001 and on each October 1 and April 1 thereafter to the maturity date hereof at the rate of 7.68% per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest on any overdue principal, any overdue Make-Whole Amount, and (to the extent legally enforceable) on overdue interest shall be paid from the due date thereof at the rate of 9.68% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable on demand.

     Payments with respect to the principal amount hereof, Make-Whole Amount, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal bond and trustee administration office of Bank One, N.A. (the "Trustee"), or as otherwise provided in the Indenture and
                -------
Security Agreement dated September 28, 2000, among the Company, Union Tank Car Company, a Delaware corporation (the "Guarantor"), and the Trustee (the
                                      ---------
"Indenture").  Each such payment shall be made on the date such payment is due
----------
and without any presentment or surrender of this Note. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of
                                                   -----
accrued but unpaid interest on this Note then due, second, to the payment of any
                                                   ------
Make-Whole Amount then due, and third, to the payment of the remaining
                                -----
outstanding principal amount of this Note.

     This Note is one of the Notes referred to in the Indenture and those certain separate Note Purchase Agreements, dated September 28, 2000, among the Company, the Guarantor and the respective Purchasers named therein (the "Note
                                                                         ----
Purchase Agreements") which have been or are to be issued by the Company
-------------------
pursuant to the terms of the Indenture and the Note Purchase Agreements. Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note, as well as for a statement of the terms and conditions of the Indenture, to all of which terms and conditions in the Indenture each holder hereof agrees by its acceptance of this Note.

     This Note is subject to redemption, in whole or in part, at any time upon at least 30 days advance notice at a price equal to the sum of (a) accrued and unpaid interest to the date of redemption on the principal amount of this Note to be redeemed, (b) the principal amount of this Note being redeemed and (c) the Make-Whole Amount, if any. The holder hereof, by its acceptance of this Note, agrees to be bound by said provisions.

     This Note is a registered Note and is transferable, as provided in the Indenture, only upon surrender of this Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and accompanied by an opinion of counsel reasonably satisfactory to the Company, that such transfer may properly be made without registration under the Securities Act of 1933, as amended. Prior to the due presentation for registration of transfer of this Note, the Company and the Trustee may deem and treat the registered holder of this Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

     The Guarantor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally and irrevocably guarantees to the registered holder of this Note the prompt payment when due of the principal of this Note and interest thereon and the Make-Whole Amount, if any, specified in this Note, with interest on any overdue principal and on any overdue interest, to the extent legally enforceable, at the rate specified in this Note, all in accordance with the terms of this Note and the Indenture.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, each of the Company and the Guarantor has caused this Note to be executed by one of its authorized officers as of the date hereof.

                                   EXSIF WORLDWIDE, INC.


                                   By:_______________________________
                                   Name:
                                   Title:

Attest:



_______________________________
Secretary

                                   PROMPT PAYMENT HEREOF WHEN DUE
                                   GUARANTEED BY:

                                   UNION TANK CAR COMPANY


                                   By:_______________________________
                                   Name:
                                   Title:

Attest:


_______________________________
Secretary


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

    This is one of the Notes referred to in the within-mentioned Indenture.

                                   BANK ONE, N.A., as Trustee


                                   By:_______________________________
                                     Authorized Officer

[Insert Exhibit A - Amortization Schedule]

     WHEREAS, it is desired to secure to the holders of the Notes the payment of the principal thereof when due, whether by declaration or otherwise, and interest thereon and the Make-Whole Amount, if any, as hereinafter provided;

                                GRANTING CLAUSE

     NOW, THEREFORE, THIS INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and interest on and Make-Whole Amount, if any, on and all other amounts due with respect to the Notes from time to time outstanding hereunder and the performance and observance by the Company of all the agreements, covenants and provisions herein and in the Notes all for the benefit of the holders of the Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the holders thereof, the Company does hereby assign, transfer, mortgage and pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the holders of the Notes from time to time, a security interest in and mortgage lien on all right, title and interest of the Company in and to the following described property, rights, interests and privileges (which collectively, including all property hereafter required to be subjected to the

Lien of this Indenture by any instrument supplemental hereto, being herein called the "Indenture Estate"), to wit:
            ----------------

          (1) the Equipment and all substitutions therefor, all as more particularly described in this Indenture and in any Indenture Supplements executed and delivered with respect to the Equipment or any such substitutions therefor, as provided in this Indenture;

          (2) all monies and securities now or hereafter paid or deposited or required to be paid or deposited with the Trustee pursuant to any term of this Indenture, or required to be held by the Trustee hereunder, including, without limitation, all Permitted Investments held by the Trustee from time to time;

          (3) the Leasehold Interests and all substitutions therefor, all as more particularly described in this Indenture and in any Indenture Supplements executed and delivered with respect to the Leasehold Interests or any substitutions therefor; and

          (4)  all proceeds of the foregoing.

                                HABENDUM CLAUSE

     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the holders of the Notes from time to time, without any priority of any one Note over any other Note, and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.

     The Company agrees that at any time and from time to time, upon the written request of the Trustee, the Company will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem to be necessary in order to obtain the full benefits of this assignment and of the rights and powers herein granted.

     The Company does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Trustee.

     IT IS HEREBY COVENANTED AND AGREED by and among the parties hereto as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     Section 1.01  Definitions.  The following terms (except as otherwise
                   -----------
expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings hereinafter specified:

          Affiliate of any Person shall mean any Person which, directly or
          ---------
     indirectly, controls or is controlled by, or is under common control with, such Person. For the purposes of this definition, control (including controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          Business Day shall mean any day, other than a Saturday or Sunday or a
          ------------
     day on which commercial banking institutions or trust companies are authorized or required by law, regulation or executive order to be closed in New York, New York or Chicago, Illinois or, so long as any Note is outstanding, a city and state in which the Corporate Trust Office of the Trustee is located.

          Casualty Occurrence shall have the meaning set forth in Section 3.05
          -------------------
     hereof.

          Collateral shall mean all Equipment, Leasehold Interests and all
          ----------
     monies and securities at the time subject to the terms of this Indenture.

          Company shall mean EXSIF Worldwide, Inc., a Delaware corporation
          -------
     (whose chief place of business and chief executive office is currently located at 225 West Washington Street, 19/th/ Floor, Chicago, Illinois 60606), and any successor or successors to it complying with the provisions of Section 6.07.

          Corporate Trust Office shall mean the principal office of the Trustee,
          ----------------------
     at which the corporate trust business of the Trustee shall, at the time in question, be administered, which office is, on the date of execution of this Indenture, located at 1 Bank One Plaza, Suite IL10126, Chicago, Illinois 60670.

          Cost shall mean the actual cost of Equipment to the Company.
          ----

          Default shall mean:
          -------

               (i)  any Event of Default; and

               (ii) any event or condition, the occurrence or existence of which, with the giving of notice or the passage of time or both, could constitute an Event of Default.

          The Company shall be considered to "be in Default" if a Default shall have occurred and be continuing.

          Environmental Laws shall mean any and all federal, state, local, and
          ------------------
     foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          Equipment shall mean the ISO tank containers and wheeled chassis
          ---------
     described on Schedule 1 hereto and having an aggregate Cost of not less
                  ----------
     than $240,000,000.

          Event of Default shall mean any event specified in Section 4.01 to be
          ----------------
     an Event of Default.

          GAAP shall mean generally accepted accounting principles as in effect
          ----
     from time to time in the United States of America.

          Guarantor shall mean Union Tank Car Company, a Delaware corporation
          ---------
     (whose chief place of business and chief executive office is currently located at 225 West Washington Street, Chicago, Illinois 60606), and any successor or successors to it complying with the provisions of Section 6.07.

          The word "holder", when used with respect to Notes, shall include the
                    ------
     plural as well as the singular number.

          Indebtedness shall mean, with respect to the Company on any date of
          ------------
     determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness for borrowed money, (ii) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or other similar instruments (including obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt of a demand for reimbursement following payment on the letter of credit), (iv) all obligations to pay the deferred and unpaid purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), (v) all capitalized lease obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of the Company whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser
     --------  -------
     of (A) the fair market value of such asset at such date of determination or
     (B) the amount of such Indebtedness of such other Persons, and (viii) all Indebtedness of other Persons to the extent guaranteed by the Company. The amount of Indebtedness at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          Independent Engineer shall mean an engineer, appraiser or other expert
          --------------------
     appointed by the Company and approved by the Trustee in the exercise of reasonable care, who (a) is in fact independent, (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor on the Notes or in any Affiliate of the Company or any such other obligor and (c) is not connected with the Company or any other obligor on the Notes or any Affiliate of the Company or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Institutional Investor shall mean (a) any original purchaser of a
          ----------------------
     Note, (b) any Noteholder holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          Leasehold Interests shall mean all interests of the Company as lessor
          -------------------
     under all leases to which the units of Equipment are subject from time to time, solely to the extent such leases relate to the Equipment.

          Liens shall mean, as to any Person, any mortgage, lien, pledge,
          -----
     adverse claim, charge, security interest or other encumbrance in or on, or interest or title of any vendor, lessor (excluding lessors under non-capitalized leases), lender or other secured party to or of such Person under conditional sale or other title retention agreement or capital lease with respect to any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

          Make-Whole Amount shall mean, with respect to any Note, an amount
          -----------------
     equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

               Called Principal means, with respect to any Note, the principal
               ----------------
     of such Note that is to be redeemed pursuant to Section 2.01.

               Discounted Value means, with respect to the Called Principal of
               ----------------
          any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               Reinvestment Yield means, with respect to the Called Principal of
               ------------------
          any Note, 0.50% over the yield to maturity implied by (i) the yields
                                                                 -
          reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
          (ii) if such yields are not reported as of such time or the yields
           --
          reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill
                                        -
          quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the
                                  -                                  -
          actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively
                                                           -
          traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

               Remaining Average Life means, with respect to any Called
               ----------------------
          Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum
                                      -                              --
          of the products obtained by multiplying (a) the principal component of
                                                   -
          each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth
              -
          year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               Remaining Scheduled Payments means, with respect to the Called
               ----------------------------
          Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if
                                                               --------
          such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.01.

               Settlement Date means, with respect to the Called Principal of
               ---------------
          any Note, the date on which such Called Principal is to be redeemed pursuant to Section 2.01.

          Material Adverse Effect shall mean a material adverse effect on (a)
          -----------------------
     the business, operations, affairs, financial condition, assets or properties of the Company or the Guarantor or (b) the ability of the Company or the Guarantor to perform its obligations under this Indenture, the Note Purchase Agreement or the Notes, or (c) the validity or enforceability of this Indenture, the Note Purchase Agreement or the Notes.

          Maturity Date shall mean October 1, 2015.
          -------------

          Note Purchase Agreement shall mean each of those certain Note Purchase
          -----------------------
     Agreements, dated September 28, 2000, among the Company, the Guarantor and the respective original purchasers of the Notes.

          Noteholder shall mean the Person in whose name a Note is registered in
          ----------
     the Register.

          Notes shall mean the Senior Secured Notes issued hereunder.
          -----

          Officers' Certificate shall mean a Certificate signed by the Chairman
          ---------------------
     of the Board, or the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company or the Guarantor, as applicable, which officer is in a position to know the truth and accuracy thereof.

          Opinion of Counsel shall mean an opinion in writing signed by legal
          ------------------
     counsel who shall be acceptable to the Trustee and who may, unless in a particular instance the Trustee shall otherwise require, be an employee of or counsel to the Company or the Guarantor, as applicable, or an Affiliate of the Company or the Guarantor, as applicable. The acceptance by the Trustee of, and its action on, an Opinion of Counsel shall be sufficient evidence that such counsel is satisfactory to the Trustee.

          Penalty Rate shall mean 2% per annum over the rate specified in the
          ------------
     Notes.

          Permitted Investments shall mean bonds, notes or other direct
          ---------------------
     obligations of the United States of America or obligations for which the full faith and credit of the United States is pledged to provide for the payment of the interest and principal of such obligations and which mature within one year of the date of purchase.

          Person shall mean an individual, partnership, corporation, limited
          ------
     liability company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

          Record Date shall mean with respect to any Scheduled Payment Date, the
          -----------
     close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Scheduled Payment Date.

          Request shall mean a written request for the action therein specified,
          -------
     delivered to the Trustee, dated not more than 10 days prior to the date of delivery to the Trustee and signed on behalf of the Company by the Chairman of the Board, the President, a Vice President or the Treasurer of the Company or the Guarantor, as the case may be.

          Responsible Officer shall mean (i) with respect to the initial
          -------------------
     Trustee, any officer assigned by the Trustee to administer corporate trust matters; (ii) with respect to any successor Trustee, the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and (iii) with respect to the Company or the Guarantor, as applicable, the chief financial officer, principal accounting officer, treasurer or comptroller, and any other officer with responsibility for the administration of the relevant portion of this Indenture. Responsible Officer also means, with respect to any Trustee, any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be any of the above designated officers, and with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          Scheduled Payment Date shall have the meaning set forth in Section
          ----------------------
     2.01.

          SEC shall mean the United States Securities and Exchange Commission.
          ---

          Senior Financial Officer shall mean the chief financial officer,
          ------------------------
     principal accounting officer, treasurer or comptroller of the Company or the Guarantor, as the case may be.

          Subordinated Indebtedness shall mean any Indebtedness of the Company
          -------------------------
     (whether outstanding on the date of issuance of the Notes or thereafter incurred) that is subordinate or junior in right of payment to the Notes or any other senior Indebtedness of the Company pursuant to a written agreement.

          Trustee shall mean Bank One, N.A., solely in its capacity as Trustee,
          -------
     and, subject to the provisions of Article VII, any successor as trustee hereunder.

          Value, as used herein, shall mean the fair market value thereof.
          -----

     The words herein, hereof, hereby, hereto, hereunder and words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or subdivision hereof.

     Section 1.02  Compliance Certificates and Opinions.  Upon any application
                   ------------------------------------
or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional Certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 7.03(b)) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are used;

          (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.03  Form of Documents Delivered to Trustee.  In any case where
                   --------------------------------------
several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.04  Acts of Noteholders.
                   -------------------

          (a) Any direction, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders
                                                       ---
     signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient. In the absence of bad faith on the part of the Trustee, an Officer's Certificate may be deemed to be conclusively proved.

          (c) In determining whether the Noteholders of the requisite aggregate unpaid principal then outstanding have given any direction, consent or waiver (a "Direction"), under this Indenture, Notes owned by the Company or
                ---------
     any Affiliate of the Company shall be disregarded and deemed not to be outstanding under this Indenture for purposes of any such determination.
     In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, if any such Person owns 100% of the Notes outstanding, such Notes shall not be so disregarded as aforesaid.

          (d) The Company may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Noteholders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 nor less than 15 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite aggregate principal amount then outstanding have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that
                                                                 --------
     no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

          (e) Any direction, consent, waiver or other action by the registered holder of any Note shall bind the registered holder of every Note issued upon the transfer thereof or in exchange thereof or in lieu thereof, whether or not notation of such action is made upon such Note.

          (f) Except as otherwise provided in Section 1.04(c), Notes owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Indenture, without preference, priority, or distinction as among all of the Notes.

                                  ARTICLE II

                Amortization of Principal; Interest; Redemption
                -----------------------------------------------

     Section 2.01  Principal and Interest Payments; Maturity; Redemption.  The
                   -----------------------------------------------------
Notes shall bear interest at 7.68% per annum and shall be payable as follows (unless payment thereof is accelerated pursuant to Article IV of this Indenture): principal shall be paid in installments on the dates set forth in Exhibit A to the form of Note set forth in the third Whereas clause of this Indenture, commencing October 1, 200l, and thereafter to and including October 1, 2015, each such installment to be in an amount equal to the corresponding percentage, if any, of the remaining principal amount set forth in Exhibit A to the form of Note, and interest on the outstanding principal shall be paid in semiannual installments on April 1 and October 1 in each year (each, a "Scheduled Payment Date") commencing April 1, 2001. Interest on the Notes shall
 ----------------------
accrue from the date of original issue and shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be payable on overdue installments of principal and, to the extent legally enforceable, interest at the Penalty Rate.

     The Company may, at its option, upon notice as provided below, redeem at any time all, or from time to time any part of, the Notes, in an amount not less $5,000,000 in the case of a partial redemption, for the sum of (a) accrued interest to the date of redemption, (b) the principal amount of the Notes being redeemed and (c) the Make-Whole Amount, if any, determined as of the redemption date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional redemption under this Section 2.01 not less than 30 days and not more than 60 days prior to the date fixed for such redemption. Each such notice shall specify such date, the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of each Note held by such holder to be redeemed (determined in accordance with the following paragraph), and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to such redemption, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified redemption date.

     The Company and the Guarantor acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are redeemed, is intended to provide compensation for the deprivation of such right under such circumstances.

     In the case of a partial redemption of the Notes, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.

     In the case of each redemption of Notes pursuant to this Section 2.01, the principal amount of each Note to be redeemed shall mature and become due and payable on the date fixed for such redemption, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company or the Guarantor shall fail to pay such principal amount when so due and payable, together with interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note redeemed in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any redeemed principal amount of any Note.

     The Guarantor will not and will not permit the Company or any other Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or
                                                 -
redemption of the Notes in accordance with the terms of this Indenture or (b) pursuant to an offer to purchase made by the Guarantor, the Company or any Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Guarantor, the Company or the Affiliate making the offer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it, the Guarantor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Payment of the principal, Make-Whole Amount, if any, and interest on the Notes shall be made by the Company at the Corporate Trust Office in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     Section 2.02  Form, Execution and Characteristics of Notes.
                   --------------------------------------------

          (a) The Notes shall be in substantially the form hereinbefore set forth.

          (b) The Notes shall be signed in the name and on behalf of each of the Company and the Guarantor by the manual or facsimile signature of one of its officers and its corporate seal or a facsimile thereof shall be affixed or imprinted thereon and attested by the manual signature of one of its officers. In case any officer of the Company or the Guarantor whose signature, whether facsimile or not, shall appear on any of the Notes shall cease to be such officer of the Company or the Guarantor, as applicable, before the Notes shall have been issued and delivered by the Company or shall not have been acting in such capacity on the date of the Notes, such Notes may be adopted by the Company or the Guarantor, as applicable, and be issued and delivered as though such person had not ceased to be or had then been such officer of the Company or the Guarantor, as applicable.

          (c) The Notes (i) shall be issuable in denominations of U.S. $1,000 or any multiple thereof; (ii) shall be registered, as to both principal and interest, in the name of the holders; (iii) shall be transferable in whole or in part upon presentation and surrender thereof for transfer at the Corporate Trust Office, accompanied by appropriate instruments of assignment and transfer, duly executed by the registered holder of the surrendered Note or by duly authorized attorney, in form satisfactory to the Trustee; (iv) shall be dated as of the date of issue unless issued in exchange for another Note bearing unpaid interest from an earlier date, in which case they shall be dated as of such earlier date; (v) shall entitle the registered holder to interest from the date thereof; and (vi) shall be exchangeable for an aggregate principal amount of Notes of authorized denominations of like tenor and maturity equal to the then unpaid principal amount of Notes being exchanged.

          (d)  Intentionally Omitted.

          (e) Each Note delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon the transfer of the whole or any part, as the case may be, of one or more other Notes shall carry all the rights to principal and to interest accrued and unpaid and to accrue, which were carried by the whole or such part, as the case may be, of such one or more other Notes, and, notwithstanding anything contained in this Indenture, such Note shall be so dated that neither gain nor loss in interest or principal shall result from such exchange, substitution or transfer and a notation of all previous principal payments shall be endorsed on the reverse side thereof.

          The Trustee shall not be required to issue, transfer or exchange Notes for a period of 10 days next preceding any principal or interest payment date.

          (f) The definitive Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods, all as determined by the officer executing such Notes as evidenced by such execution.

          (g) The Notes shall in all respects rank senior to all Subordinated Indebtedness of the Company. The Notes shall rank pari passu with all existing and future secured Indebtedness of the Company that by its terms constitutes senior Indebtedness of the Company. The obligations of the Guarantor under Section 6.01 hereof shall rank pari passu with all senior unsecured obligations of the Guarantor.

     Section 2.03  Authentication of Notes.  The Trustee shall duly authenticate
                   -----------------------
and deliver Notes in authorized denominations equaling in the aggregate the aggregate principal amount of the Notes to be issued hereunder.

     Section 2.04  Registration of Transfer and Exchange of Notes.  The Trustee
                   ----------------------------------------------
shall cause to be kept at the Corporate Trust Office or the office or agency to be maintained by it in accordance with the provisions of Section 8.12 a register (the "Register") in which, subject to such reasonable regulations as it may
      --------
prescribe, the Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering
                                 ---------
Notes and transfers and exchanges of Notes as herein provided.

     Upon presentation for registration of transfer of any Note at the Corporate Trust Office or such other office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of a like aggregate unpaid principal amount.

     At the option of a Noteholder, Notes may be exchanged for other Notes of authorized denominations of a like aggregate unpaid principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Trustee shall promptly execute, authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Noteholder thereof or its attorney duly authorized in writing.

     No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

     All Notes surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee. The Trustee shall provide the Company with written certification as to the destruction of all such Notes.

     Section 2.05  Persons Deemed Owners.  Prior to due presentation of a Note
                   ---------------------
for registration of transfer, the Trustee, the Registrar, and any paying agent of the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for all purposes whatsoever, and neither the Trustee, the Registrar, nor any paying agent of the Trustee shall be affected by any notice to the contrary.

     Section 2.06  Cancellation.  All Notes surrendered for payment or transfer
                   ------------
or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Registrar shall be destroyed in due course and a certification of their destruction delivered to the Trustee and the Company.

     Section 2.07  Replacement of Lost Notes.  In case any Note shall become
                   -------------------------
mutilated or defaced or be lost, destroyed or stolen, then on the terms herein set forth, and not otherwise, the Trustee shall promptly execute and deliver a new Note in the then unpaid principal amount of the predecessor Note and bearing such identifying number or designation as the Trustee may determine, in exchange and substitution for, and upon cancellation of, the mutilated or defaced Note, or in lieu of and in substitution for the same if lost, destroyed or stolen. The applicant for a new Note pursuant to this Section shall furnish to the Trustee and to the Company evidence to their satisfaction of the loss, destruction or theft of such Note alleged to have been lost, destroyed or stolen and of the ownership and authenticity of such mutilated, defaced, lost, destroyed or stolen Note, and also shall furnish such security or indemnity as may be required by the Trustee and the Company in their discretion, and shall pay all expenses and charges of such substitution or exchange. In the case of each of the original purchasers of Notes or any Institutional Investor transferee, a letter of indemnity in form reasonably satisfactory to the Company and the Trustee from such holder shall be sufficient security and indemnity. All Notes are held and owned upon the express condition that the foregoing provisions are exclusive in respect of the replacement of mutilated, defaced, lost, destroyed or stolen Notes and shall preclude any and all other rights and remedies, any law or statute now existing or hereafter enacted to the contrary notwithstanding.

                                  ARTICLE III

                                  Collateral
                                  ----------

     Section 3.01  Additional and Substituted Equipment and Related Leasehold
                   ----------------------------------------------------------
Interests Subject Hereto.  In the event that the Company shall, as provided in
------------------------
Section 3.04, cause to be transferred to the Trustee other Equipment or cash in addition to or in substitution for any of the Equipment herein specifically described or subjected hereto, as a condition to any release of Collateral contemplated in connection with such transfer, such other Equipment or cash, as well as all Leasehold Interests relating to such Equipment, shall be included as part of the Collateral by supplement hereto to be executed by the Trustee, the Guarantor and the Company in accordance with Article IX and shall be subject to all the terms and conditions hereof in all respects as though it had been part of the Collateral herein specifically described.

     Section 3.02  Termination of Security.
                   -----------------------

          (a) After all payments which are required to be made on the Notes pursuant to this Indenture have been completed and fully made by the Company or the Guarantor, (1) any moneys or Permitted Investments remaining in the hands of the Trustee after providing for all outstanding Notes and after paying the expenses of the Trustee, including its reasonable compensation, shall be paid to the Company or the Guarantor (to the extent that the Guarantor has made payments hereunder), and (2) the Trustee shall execute for record in public offices, at the expense of the Company, such instrument or instruments in writing as reasonably shall be requested by the Company in order to make clear upon public records the release of the Collateral from the security interest granted hereunder, under the laws of any jurisdiction.

          (b) Provided that no Default or Event of Default shall have occurred or be continuing, on each principal payment date beginning on October 1, 2008, the Trustee shall execute for record in public offices, at the expense of the Company, such instrument or instruments in writing as reasonably shall be requested by the Company in order to make clear upon public records the release from the security interest granted hereunder, under the laws of any jurisdiction, of any item of Equipment which reached 18 years of age (determined by reference to the month and year in which such item of Equipment was built) during the calendar year in which such principal payment is made (as so certified to the Trustee by a Responsible Officer of the Company), together with all Leasehold Interests relating to such Equipment, except as set forth in Sections 3.04 or 3.05 hereof.

     Section 3.03  Indemnity.  The Company covenants and agrees to indemnify the
                   ---------
Trustee against any and all claims arising out of or connected with the use of any of the Equipment, and particularly against any and all claims arising out of the use of any patented inventions in and about the Equipment, and to comply in all respects with the laws of the United States of America and of all the states, foreign countries and other jurisdictions in which the Equipment, or any unit thereof, may be operated, and with all lawful acts, rules, regulations and orders of any commissions, boards and other legislative, executive, administrative or judicial bodies or officers having power to regulate or supervise any of the Equipment, provided, however, that the Company may in good
                                --------  -------
faith contest the validity of any such law, act, rule, regulation or order, or the application thereof to the Equipment or any part thereof, in any manner which does not contest the validity of the Notes, the Note Purchase Agreements, the Indenture or the security interests granted to the Trustee hereunder, and which will not in the judgment of the Trustee otherwise endanger the rights or interests of the Trustee or of the holders of the Notes. The Company shall not be relieved from any of its obligations hereunder by reason of the assertion or enforcement of any such claims or the commencement or prosecution of any litigation in respect thereof. The Company's obligation to indemnify the Trustee under this Section 3.03 shall survive the termination of this Indenture.

     Section 3.04  Substitution and Replacement of Collateral.  At any time and
                   ------------------------------------------
from time to time, as required for valid business reasons arising in the ordinary course of the Company's business (as determined in the Company's reasonable discretion), the Company may issue to the Trustee a Request, and upon such Request, the Trustee shall execute and deliver a release of all the right and interest of the Trustee in and to any of the units of Equipment and the related Leasehold Interests as provided herein; provided, however, that, at the
                                                --------  -------
option of the Company, (a) there shall be paid to the Trustee cash in an amount not less than the Value, as of the date of such Request, of the units of Equipment to be released by the Trustee or (b) there shall be conveyed to the Trustee, at the time of release of any units of Equipment and the related Leasehold Interests, a security interest in (i) other units of Equipment with a Value not less than the Value, and a remaining useful life not less than that as of the date of such Request, of the units of Equipment to be released and (ii) the Leasehold Interests relating to such other units of Equipment.

     At the time of delivery of any Request pursuant to the first paragraph of this Section, the Company shall, if other Equipment and related Leasehold Interests are to be conveyed to the Trustee in substitution for the Collateral to be released by the Trustee, deliver to the Trustee the following papers:

          (a) an Officers' Certificate stating (i) the Value, as of the date of said Request, of the Equipment so to be released by the Trustee, and the year in which such Equipment was built, (ii) that the requested release by the Trustee will not impair the security under this Indenture in contravention of the provisions hereof, (iii) a description of the Equipment to be substituted, the Value thereof as of such date and the year in which such substituted Equipment was built, (iv) that each such unit so to be substituted is Equipment as defined herein, and (v) that the Company is not in Default;

          (b) an Opinion of Counsel to the effect that a proper supplement hereto in respect of each substituted unit of Equipment and the related Leasehold Interest has been duly executed by the Trustee, the Guarantor and the Company as required by Section 9.04; and

          (c) if the Value of the Equipment to be released by the Trustee, plus the Value of all other Equipment so released within the prior twelve months, is more than 10% of the aggregate principal amount of Notes then outstanding, a certificate by an Independent Engineer stating, as of the date of said Request, both the Value of the Equipment so to be released by the Trustee and the Value of such substituted Equipment; and

          (d)  a supplemental indenture in accordance with Section 3.01 and
     Article IX.

     At the time of delivery of any Request pursuant to the first paragraph of this Section, the Company shall, if only cash is to be paid to the Trustee in respect of the Equipment to be released by the Trustee, deliver to the Trustee an Officers' Certificate stating to the effect set forth in clauses (i), (ii) and (v) of subparagraph (a) as well as the certificate required by subparagraph
(c), if applicable, of the second paragraph of this Section.

     At any time, and from time to time, the Trustee, on Request, shall invest and reinvest cash deposited with it pursuant to this Section or Section 3.05 in Permitted Investments, at such prices, including any premium and accrued interest, as are set forth in such Request.

     The Trustee shall send statements to the Company monthly reflecting activity for the account created hereunder for the preceding month. The Company hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. The Trustee shall have no liability with respect to any investment made pursuant to this Section 3.04, other than by reason of the willful conduct or gross negligence of the Trustee. The Permitted Investments and all earnings from such investments shall be held by the Trustee subject to the provisions of this Indenture. Permitted Investments shall be liquidated by the Trustee and the cash proceeds thereof shall, from time to time, be paid over by the Trustee to the Company upon Request, against granting to the Trustee of a security interest hereunder in units of Equipment having a Value, as of the date of said Request, not less than the amount of cash so paid, together with all Leasehold Interests relating to such Equipment, and upon delivery to the Trustee of papers corresponding to those set forth in the second paragraph of this Section, with such appropriate modifications as may be approved by the Trustee.

     Section 3.05  Maintenance of Equipment; Casualty Occurrences.  The Company
                   ----------------------------------------------
agrees that it will maintain and keep all the Equipment in good order and proper repair at its own cost and expense, unless and until it becomes worn out, unsuitable for use or lost or destroyed (such occurrences being hereinafter called "Casualty Occurrences"). Whenever any of the Equipment shall suffer a
        --------------------
Casualty Occurrence, the Company shall on or before the next following May 15, deliver to the Trustee an Officer's Certificate describing such Equipment and stating the Value thereof as of the date such Equipment suffered such Casualty Occurrence. When the total Value of all units of Equipment having suffered a Casualty Occurrence (exclusive of units having suffered a Casualty Occurrence in respect of which a payment or substitution shall have been made to the Trustee pursuant to this Section) shall exceed $1,000,000 or 1% of the principal amount of the Notes then outstanding, whichever is less, the Company, within 30 days after it shall have been informed of such event, shall deliver to the Trustee an Officer's Certificate describing such Equipment and stating the Value thereof as of the date such Equipment suffered such Casualty Occurrence and either (i) deposit with the Trustee an amount in cash equal to the Value of such units of Equipment as of the date of the Casualty Occurrence in respect of each thereof or (ii) convey to the Trustee, in accordance with the procedures and requirements of Section 3.04, a security interest in (A) units of Equipment with a Value, as of the date of such conveyance, not less than the Value of the units of Equipment suffering such Casualty Occurrence(s), as of the date of the Casualty Occurrence in respect of each thereof, and with a remaining useful life not less than that of the units of Equipment suffering such Casualty Occurrence(s) immediately prior to such Casualty Occurrence(s) and (B) the Leasehold Interests relating to such units of Equipment. The rights and remedies of the Trustee to enforce its security interest hereunder shall not be affected by reason of any Casualty Occurrence. Cash deposited with the Trustee pursuant to this Section shall be held, invested and applied as provided in the fourth paragraph of Section 3.04.
                    ------------

     Upon the deposit of cash with the Trustee pursuant to this Section 3.05,
                                                                ------------
the Trustee shall execute and deliver a release in the form reasonably requested by the Company releasing to the Company all the right, title and interest of the Trustee in and to the Equipment which has suffered a Casualty Occurrence and in respect of which such deposit is made and all related Leasehold Interests.

     The Company agrees to furnish to the Trustee on or before May 15 in every calendar year commencing May 15, 2001, and during the continuance of the security interest granted hereunder, an Officers' Certificate, dated as of the preceding February 14, (1) stating the description and numbers of all units of Equipment that may have suffered a Casualty Occurrence or which have been withdrawn from use pending major repairs since the date of the last preceding statement (or the date of this Indenture in the case of the first such statement), (2) that no Event of Default has occurred and is continuing, (3) that, in the opinion of the signers, the Company is in compliance with all of the terms of this Indenture and (4) covering such other matters as the Trustee may reasonably request.

     The Trustee, by its agents, shall have the right at any reasonable time (which may be more frequent than once in each calendar year), but shall be under no duty, to inspect the Collateral at the then existing locations thereof.

     Section 3.06  Possession of Collateral.  Except as provided in this Section
                   ------------------------
3.06, without first obtaining the written consent of the Trustee and the holders of not less than two-thirds of the principal amount of the Notes then outstanding, the Company will not (a) assign or transfer its rights hereunder or under the Note Purchase Agreements, (b) transfer the Collateral or any part thereof (unless the Company complies with the substitution and replacement requirements of Section 3.04 hereof) or (c) part with the possession of, or suffer or allow to pass out of its possession and control, any of the Collateral. An assignment or transfer to any Person which shall acquire all or substantially all the property of the Company (by merger, consolidation or otherwise) and which, by execution of an appropriate instrument satisfactory to the Trustee, shall assume and agree to perform each and all the obligations and covenants of the Company hereunder, all in accordance with the provisions of
Section 6.07 hereof, shall not be deemed a breach of this covenant and such assignment, transfer or assumption shall have the effect of releasing the Company from its obligations hereunder and under the Note Purchase Agreements.

     Notwithstanding the foregoing, so long as the Company and the Guarantor shall not be in Default, the Company shall be entitled to the possession and use of the Collateral in accordance with the terms hereof, and the Company may also lease or contract to others all or any part of the Equipment, subject to all the terms and conditions of this Indenture and the Note Purchase Agreements.

     Any such lease or contract may provide that the party acquiring the use of units of Equipment, so long as it shall not be in default under such lease or contract, shall be entitled, subject to the rights of the Trustee and the Noteholders hereunder, to the possession of such units and the use thereof. Every such lease or contract entered into after the date of this Indenture shall contain provisions which have the effect of subjecting the rights of the party acquiring the use of units of Equipment under such lease or contract to the rights and remedies of the Trustee and the Noteholders in respect of such units.

     Section 3.07  Marking of Equipment.  The Company shall not change, or
                   --------------------
permit to be changed, the prefixes or numbers of any of the Equipment at any time covered hereby (or any numbers which may have been substituted as herein provided) except in accordance with a statement of new numbers to be substituted therefor which previously shall have been filed with the Trustee by the Company and which shall be filed and recorded in like manner as this Indenture.

     The Equipment may be lettered or marked, in case of a lease of any Equipment made pursuant to Section 3.06 hereof, in such manner as may be appropriate for convenience of identification of the leasehold interest of the lessee under such lease; but the Company, during the continuance of the security interest provided for herein, will not allow any lettering or designation to be placed on any of the Equipment claiming ownership thereof by any Person, firm, association or corporation other than the Company.

     SECTION 3.08  Modifications and Improvements The Company may make
                   ------------------------------
modifications and improvements to the Equipment and may remove parts and improvements (unless required by law or regulation) to the extent that the Value, utility and remaining useful life of the Equipment is not materially impaired. The Company shall make all modifications required by law or regulation unless the modification is economically impractical, in which case the Company may replace such Equipment by substituting other Equipment in accordance with Section 3.04 hereof.

                                  ARTICLE IV

                        Events of Default and Remedies
                        ------------------------------

     Section 4.01  Events of Default.  The Company covenants and agrees that in
                   -----------------
case:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company shall make or suffer any unauthorized assignment or transfer of its rights hereunder or shall make any unauthorized transfer or lease (including, for the purpose of this clause, contracts for the use thereof) of any of the Collateral, or, except as herein authorized, shall part with the possession of any of the Collateral, and shall fail or refuse either to cause such assignment or transfer or lease to be canceled by agreement of all parties having any interest therein and recover possession of such Collateral within 30 days after the Trustee shall have demanded in writing such cancellation and recovery of possession, or within said 30 days to deposit with the Trustee a sum in cash equal to the Value, as of the date of such unauthorized action, of such Collateral (any sum so deposited to be returned to the Company upon the cancellation of such assignment, transfer or lease and the recovery of possession by the Company of such Collateral); or

          (d) the Company or the Guarantor default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) or (b) of this Section 4.01) or in Section 7.1 of the Note Purchase Agreements and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such
                     -
     default and (ii) the Company and the Guarantor receiving written notice of
                  --
     such default from the Trustee or any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 4.01); provided, however, that so long as
                                             --------  -------
     such failure is capable of being remedied other than through the payment of money, and the Company or the Guarantor is diligently proceeding to comply, the Company or the Guarantor may cure such failure within 60 days of receipt of such notice or obtaining such knowledge; or

          (e) any representation or warranty made in writing by or on behalf of the Company or the Guarantor or by any officer of the Company or the Guarantor in the Note Purchase Agreements or in any writing furnished in connection with the transactions contemplated thereby or hereby proves to have been false or incorrect in any material respect on the date as of which made and such untruth or incorrectness shall continue to be material and unremedied for a period of 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company and the Guarantor receiving written notice of such default from the Trustee or any Noteholder (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 4.01(e)); provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute an Event of Default hereunder for a period of 60 days after receipt of such notice so long as the Company or the Guarantor is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period, or

          (f) the Company or the Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing, or

          (g) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or the Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or the Guarantor, or any such petition shall be filed against the Company or the Guarantor and such petition shall not be dismissed within 60 days; or

          (h) this Indenture (including, without limitation, the provisions of Section 6.01 hereof), any Note or any Note Purchase Agreement, or any Liens granted under this Indenture relating to Equipment with an aggregate Value in excess of $1,000,000 or 1% of the principal amount of the Notes then outstanding, whichever is more, shall, taken as a whole, terminate, cease to be effective against, or cease to be the legal, valid, binding and enforceable obligation of the Company or Guarantor, as the case may be; provided that for purposes of this Section 4.01 any Lien granted under this Indenture shall not be deemed to have terminated or ceased to be effective unless such Lien terminates or ceases to be effective under the Uniform Commercial Code as adopted in the State of Illinois or in any other state in which the Company's chief executive office may subsequently be located; or

        (i) the Company or the Guarantor shall contest the effectiveness, validity, binding nature or enforceability of this Indenture (including, without limitation, the provisions of Section 6.01 hereof), any Note or any Note Purchase Agreement or any Lien granted under this Indenture

(each herein sometimes called an "Event of Default"), then, (i) upon the
                                  ----------------
occurrence of an Event of Default described in Section 4.01(a) or (b), any holder may declare its Note to be immediately due and payable in an amount equal to such Note's outstanding principal amount plus all accrued interest thereon, but without any Make-Whole Amount, (ii) upon the occurrence of an Event of Default described in Sections 4.01(a) through (e), in addition to the right set forth in the immediately preceding clause (i), the holder or holders of a majority of the aggregate unpaid principal amount of the Notes may declare all of the Notes to be immediately due and payable in an amount equal to the outstanding principal amount thereof plus all accrued and unpaid interest thereon, but without any Make-Whole Amount, and (iii) upon the occurrence of an Event of Default described in Sections 4.01(f), (g), (h) or (i), all of the Notes then outstanding shall automatically become immediately due and payable in an amount equal to the outstanding principal amount thereof plus all accrued and unpaid interest thereon, but without any Make-Whole Amount. Upon any Notes becoming due and payable under this Section 4.01, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes plus all accrued and unpaid interest thereon shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

     Section 4.02  Incidents of Sale of Collateral. Upon any sale of all or any
                   -------------------------------
part of the Collateral made under Section 4.08 of this Indenture or otherwise for the enforcement of this Indenture, the following shall be applicable:

          (a)  Receipt of Trustee Shall Discharge Purchaser.  The receipt of the
               --------------------------------------------
     Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (b)  Application of Moneys Received Upon Sale. Any moneys collected by
               ----------------------------------------
     the Trustee upon any sale made either under the power of sale given by this Indenture or otherwise for the enforcement of this Indenture, shall be applied as provided in Section 4.09.

     Section 4.03  Judicial Proceedings Instituted by Trustee.
                   ------------------------------------------

          (a)  Trustee May Bring Suit.  If there shall be a failure to make
               ----------------------
     payment of the principal of or interest on a Note or Make-Whole Amount, if any, when due and payable then the Trustee, in its own name, and as trustee of an express trust, shall be, to the extent permitted by and in accordance with the terms of this Indenture and the Notes, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Notes or under this

     Indenture and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

          (b)  Trustee May File Proofs of Claim; Appointment of Trustee as
               -----------------------------------------------------------
     Attorney-in-Fact in Judicial Proceedings.  The Trustee in its own name, or
     ----------------------------------------
     as trustee of an express trust, or as attorney-in-fact for the Noteholders, or in any one or more of such capacities (irrespective of whether distributions on the Notes shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, the Guarantor or either of their creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any judicial proceeding is hereby authorized by each Noteholder to make payments in respect of such claim to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Noteholder.

     Section 4.04  Control by Noteholders.  The Noteholders holding Notes
                   ----------------------
representing more than 50% of the aggregate unpaid principal amount then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture, provided that:
                                                                  --------

          (a) such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense,

          (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders not taking part in such direction, and

          (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 4.05  Waivers of Default.  Prior to the declaration of the
                   ------------------
acceleration of the maturity of all the Notes as provided in Section 4.01, the holders of more than 50% in aggregate unpaid principal amount of the Notes at the time outstanding may, on behalf of the holders of all the Notes, waive any past Default and its consequences, except a Default in the payment of the principal of or interest on any of the Notes or Make-Whole Amount, if any, but no such waiver shall extend to or affect any subsequent Default or impair any right consequent thereon.

     At any time after any Notes have been declared due and payable or have automatically become due and payable pursuant to Section 4.01, the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul any such declaration and its consequences if (a) the Company or the Guarantor has paid all overdue interest
                 -
on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than
                             -
non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to this Indenture, and
(c) no judgment or decree has been entered for the payment of any monies due
 -
pursuant hereto or to the Notes. No rescission and annulment under this Section
4.05 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company and the Guarantor under Section 7 of the Note Purchase Agreements, the Company or the Guarantor will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Article IV, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

     Section 4.06  Undertaking to Pay Court Costs.  All parties to this
                   ------------------------------
Indenture, and each Noteholder by its acceptance of a Note, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Indenture, or in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided,
                                                                  --------
however, that the provisions of this Section shall not apply to (a) any suit,
-------
action or proceeding instituted by any Noteholder or group of Noteholders representing more than 10% of the aggregate unpaid principal amount then outstanding, (b) any suit, action or proceeding instituted by any Noteholder for the enforcement of the payment of principal or interest on the Notes on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Trustee.

     Section 4.07  Unconditional Right of Holders of Notes To Sue for Principal,
                   -------------------------------------------------------------
Interest and Make-Whole Amount.  Notwithstanding any other provision in this
------------------------------
Indenture, the right of any holder of any Note to receive payment of the principal of and interest on such Note and Make-Whole Amount, if any, on or after the due date expressed in such Note, or to institute suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such holder, except no such suit shall be instituted if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the title reserved under this Indenture upon any property subject hereto.

     Section 4.08  Remedies.  In case of the happening and continuance of any
                   --------
Event of Default, the Trustee may by its agents enter upon the premises of the Company and any of its Affiliates or lessees of the Equipment (or other Persons having acquired the use of the Equipment) where any of the Equipment may be and take possession of all or any part of the Equipment and withdraw the same from said premises, and shall be entitled to collect, receive and retain all unpaid charges of any kind earned by the Collateral or any part thereof, and may lease or otherwise contract for the use of the Collateral or any part thereof, or with or without retaking possession thereof (but only after declaring due and payable the entire amount of the principal of all the then outstanding Notes, as provided in Section 4.01) may sell the same or any part thereof, free from any and all claims of the Company or the Guarantor at law or in equity in one lot and as an entirety or in separate lots, at public or private sale, for cash or upon credit, in its discretion, and may proceed otherwise to enforce its rights and the rights of the holders of then outstanding Notes, all subject to any mandatory requirements of law applicable thereto. Upon any such sale, the Trustee itself may bid for the property offered for sale or any part thereof. Any such sale may be held or conducted at such place and at such time as the Trustee may specify, or as may be required by law, and without gathering at the place of sale the Collateral to be sold, and in general in such manner as the Trustee may determine, but so that the Company and the Guarantor may and shall have a reasonable opportunity to bid at any such sale. Upon such taking possession or withdrawal or lease or sale of the Collateral, the Company and the Guarantor shall cease to have any rights or remedies in respect of the Collateral hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by the Company and the Guarantor, and no payments theretofore made by the Company or the Guarantor for the rent or use of the Collateral or any of it shall give to the Company or the Guarantor any legal or equitable interest or title in or to the Collateral or any of it or any cause or right of action at law or in equity in respect of the Collateral against the Trustee or the holders of Notes hereunder. No such taking possession, withdrawal, lease or sale of the Collateral by the Trustee shall be a bar to the recovery by the Trustee from the Company and the Guarantor of the principal of and interest on the Notes or Make-Whole Amount, if any, and the Company and the Guarantor shall be and remain liable for the same until such sums have been realized as, with the proceeds of the lease or sale of the Collateral, shall be sufficient for the discharge and payment in full of all the obligations of the Company and the Guarantor under this Indenture.

     Section 4.09  Application of Proceeds.  If the Trustee shall exercise any
                   -----------------------
of the powers conferred upon it by this Article IV, all payments made by the Company or the Guarantor to the Trustee, and the proceeds of any judgment collected from the Company or the Guarantor by the Trustee, and the proceeds of every sale or lease by the Trustee of any of the Collateral, together with any other sums which may then be held by the Trustee under any of the provisions hereof (other than sums held in trust for the payment of specific Notes or a part thereof, or interest thereon), shall be applied by the Trustee to the payment, in the following order of priority, (a) of all proper charges, expenses or advances made or incurred by the Trustee in accordance with the provisions of this Indenture and (b) of the interest then due, with interest on overdue interest at the Penalty Rate, to the extent legally enforceable, and of the Make-Whole Amount then due, if any, with interest thereon at the Penalty Rate, to the extent legally enforceable, and of the principal of all the outstanding Notes, with interest thereon at the Penalty Rate, to the extent legally enforceable, from the last preceding interest payment date, whether such Notes shall have then matured by their terms or not, all such payments to be pro rata and in full if such proceeds shall be sufficient, and if not sufficient, then first to interest, then to the Make-Whole Amount and then to principal.

     After all such payments shall have been made in full, the title to any of the Collateral remaining unsold shall be conveyed by the Trustee to the Company free from any further liabilities or obligations to the Trustee hereunder. If after applying all such sums of money realized by the Trustee as aforesaid there shall remain any amount due to the Trustee under the provisions hereof, the Company and the Guarantor agree to pay the amount of such deficit to the Trustee. If after applying as aforesaid the sums of money realized by the Trustee there shall remain a surplus in the possession of the Trustee, such surplus shall be paid to the Company.

     Section 4.10  Obligations of Company and the Guarantor Not Affected by
                   --------------------------------------------------------
Remedies.  No retaking of possession of the Collateral by the Trustee, or any
--------
withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Company or the Guarantor or in respect of the Collateral, on the part of the Trustee or on the part of the holder of any Note, nor any delay or indulgence granted to the Company or the Guarantor by the Trustee or by any such holder, shall affect the obligations of the Company or the Guarantor hereunder. The Company and the Guarantor hereby waive presentation and demand in respect of any of the Notes and waive notice of presentation, of demand and of any Default in the payment of the principal of and interest on the Notes.

     Section 4.11  Company To Deliver Collateral to Trustee.  In case the
                   -----------------------------------------
Trustee shall rightfully demand possession of any of the Collateral under
Section 4.08, the Company will, at its own expense, forthwith and in the usual manner and at usual speed, cause such Collateral to be delivered to such point or points as shall reasonably be designated by the Trustee and will there deliver or cause to be delivered the same to the Trustee; or, at the option of the Trustee, the Trustee may keep such Collateral, at the expense of the Company and the Guarantor, on any premises approved by the Trustee until the Trustee shall have leased, sold or otherwise disposed of the same. The performance of the foregoing covenant is of the essence of this Indenture and upon application to any court having jurisdiction in the premises, the Trustee shall be entitled to a decree against the Company requiring the specific performance thereof.

     Section 4.12  Limitations on Suits by Holders of Notes.  No holder of any
                   ----------------------------------------
Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of a Default and of the continuance thereof, as herein provided, and (i) with respect to Events of Default set forth in Sections 4.01(c) through (i), the holders of more than 50% in aggregate principal amount of the Notes then outstanding or, (ii) with respect to an Event of Default set forth in Section 4.01(a) or (b), such Noteholder, shall have made written request to the Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 20 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to
Section 4.04; and no one or more holders of Notes shall have any right in any manner whatever to affect or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section, each and every holder of a Note and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 4.13  Remedies Cumulative; Subject to Mandatory Requirements of
                   ---------------------------------------------------------
Law.  The remedies in this Indenture provided in favor of the Trustee and the
---
holders of the Notes shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in their favor existing at law or in equity; and such remedies shall be subject in all respects to any mandatory requirements of law at the time applicable thereto, to the extent such requirements may not be waived on the part of the Company.

                                   ARTICLE V

                       Certain Agreements of the Company
                       ---------------------------------

     Section 5.01  Discharge of Liens.  The Company agrees that it will, and the
                   ------------------
Guarantor agrees to cause the Company to, pay and discharge, or make adequate provision for the payment or discharge of, any debt, tax, charge, assessment, obligation or claim which if unpaid might become a Lien or charge upon or against any of the Collateral; but this provision shall not require the payment of any such debt, tax, charge, assessment, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings that do not materially endanger the rights or interests of the Trustee or of the holders of the Notes and the Company shall have furnished the Trustee with an Opinion of Counsel to such effect.

     If the Company or the Guarantor does not forthwith pay and discharge, or cause to be paid and discharged, or make adequate provision for the satisfaction or discharge of, any such debt, tax, charge, assessment, obligation or claim as required by this Section, the Trustee may, but shall not be obligated to, pay and discharge the same and any amounts so paid shall be secured by and under this Indenture until reimbursed by the Company or the Guarantor.

     Section 5.02  Further Assurances.  The Company agrees to do, and the
                   ------------------
Guarantor shall cause the Company to do, all such acts and execute all such instruments of further assurance as shall be reasonably requested by the Trustee for the purpose of fully carrying out and effectuating this Indenture and the intent hereof.

     Section 5.03  Payment of Expenses; Financing Statements.  The Company
                   -----------------------------------------
agrees to pay the expenses incident to the preparation and execution of the Notes to be issued hereunder and the preparation, execution, recording and filing of all financing statements required to be filed pursuant to this Section 5.03 and all other instruments executed under the provisions hereof. The Company shall (i) promptly after the execution and delivery of this Indenture and each supplement hereto, respectively, cause financing statements to be duly filed in the State of Illinois or in any other state in which the Company's chief executive office may be subsequently located, in accordance with the Uniform Commercial Code as adopted in such jurisdiction(s), and (ii) from time to time file continuation statements and perform any other act and will execute, acknowledge, deliver, file, register and record any and all further instruments required by law or reasonably requested by the Trustee for the purpose of proper protection of the security interest of the Trustee in the Collateral and the rights of the holders of the Notes within such jurisdiction(s) and of fully carrying out and effectuating this Indenture and the intent hereof; provided, however, that the Company shall not be required
                       --------  -------
to take any action to protect the security interest of the Trustee in the Collateral in any jurisdiction outside the United States.

                                  ARTICLE VI

            Additional Agreements of the Guarantor and the Company
            ------------------------------------------------------

     Section 6.01  Guaranty.
                   --------

          (a) The Guarantor, as primary obligor and not as surety, hereby absolutely, unconditionally and irrevocably guarantees to each of the Noteholders and the Trustee (together, the "Guaranteed Parties") the
                                                 ------------------
     following obligations (collectively, the "Guaranteed Obligations"):
                                               ----------------------

               (i) the due, punctual and full payment by the Company, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and amounts to be paid by the Company pursuant to the Notes and this Indenture (including all such amounts which would become due but for any stay imposed by reason of a Company Bankruptcy (as defined below) or operation of law on any claim or exercise of remedy against or action affecting or relating to the Company, the Notes, this Indenture or the Collateral; and

               (ii) the due, prompt, complete and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of the Company contained in the Notes, Note Purchase Agreements and this Indenture in accordance with the terms thereof and hereof.

          For purposes of this Section 6.01, "Company Bankruptcy" shall mean any voluntary or involuntary proceeding under the United States Bankruptcy Code or other state, federal or foreign law relating to insolvency, moratorium, reorganization, appointment of receivership or similar proceedings affecting creditors' rights generally and relating to or having jurisdiction over the Collateral, or the Company's obligations under the Notes, Note Purchase Agreements and this Indenture.

          If any of the Guaranteed Obligations become due, the Guarantor promises to pay or, to the extent guaranteed herein, cause the performance of such Guaranteed Obligation at the time required for payment or performance thereof (the "Guarantor Performance Due Date").
                   ------------------------------

          The Guarantor further agrees that it shall indemnify and hold harmless each Guaranteed Party for any and all reasonable costs and expenses (including reasonable attorney's fees and expenses) incurred after the Guarantor Performance Due Date by such Guaranteed Party in enforcing any rights under this Indenture.

          The Guarantor specifically agrees that it shall not be necessary or required that any Guaranteed Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

          Notwithstanding any other provision of this Indenture to the contrary, the term Guaranteed Obligation as used herein shall not include any liability in excess of that imposed on the Company under the Notes, Note Purchase Agreements or this Indenture (as the same may be amended from time to time in accordance with their terms), provided, however, that if the
                                              --------  -------
     imposition of liability on the Company under the Notes, Note Purchase Agreements or this Indenture, or the realization on such liability, is limited as a result of a Company Bankruptcy or any other action by the Company, the Guarantor shall be responsible for and discharge any such liability in full; further provided, however, that nothing contained in
                        ------- --------  -------
     this paragraph or elsewhere in this Indenture shall prevent the Guarantor from bringing an action for damages suffered by the Guarantor (or by the Company if Guarantor shall be subrogated or otherwise become entitled to exercise the rights of the Company under the Notes, Note Purchase Agreements or this Indenture) as a result of a breach by any Person of any obligation owed by such Person or representation made by such Person to the Guarantor (or to the Company if Guarantor shall be subrogated or otherwise become entitled to exercise the rights of the Company under the Notes, Note Purchase Agreements or this Indenture) or for equitable relief to obtain compliance therewith.

          (b)  Guaranty Absolute, etc. The obligations of the Guarantor under
               ----------------------
     this Section 6.01 are primary obligations of the Guarantor and shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and, to the extent guaranteed herein, guaranty to cause performance, and shall remain in full force and effect until all Guaranteed Obligations have been paid and, to the extent guaranteed herein, performed in full. Subject to the terms and provisions of this Section 6.01, the Guarantor guarantees that the Guaranteed Obligations will be paid and, to the extent guaranteed herein, performance will occur strictly in accordance with the terms of the Notes, the Note Purchase Agreements or this Indenture, as the case may be, in each case regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party. Subject to the terms and provisions of this Section 6.01, the liability of the Guarantor under this Section 6.01 shall be absolute, unconditional and irrevocable, and shall not be altered or impaired, irrespective of:

               (i) any lack of validity, legality or enforceability of any Note, the Note Purchase Agreements or this Indenture or of the Guaranteed Obligations;

               (ii)   the failure of any Guaranteed Party:

                      (A) to assert any claim or demand or to enforce any right or remedy or to take any other action against the Company or any other Person (including any other guarantor under the provisions of any agreement or otherwise or to perfect or enforce any security interest, or

                      (B) to exercise any right or remedy against any other guarantor of, or Collateral securing, any Guaranteed Obligations;

               (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, waiver, compromise or renewal of any of the Guaranteed Obligations;

               (iv) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations;

               (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Note, Note Purchase Agreement or this Indenture;

               (vi) any addition, exchange, release, surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Guaranteed Party securing any of the Guaranteed Obligations;

               (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any surety or any guarantor;

               (viii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other guarantees or other credit support with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof;

               (ix) any change in ownership of the Company or the insolvency, bankruptcy or any other change in the legal status of the Company or any rejection or modification of the obligations of the Company or those of any Person as a result of a Company Bankruptcy;

               (x) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Company or any other Person in connection herewith or with an unrelated transaction;

               (xi) any merger or consolidation of the Company or the Guarantor into or with any Person, or any sale, lease or transfer of any or all of the assets of the Company or the Guarantor to any other Person; or

               (xii) any other action, omission or occurrence or circumstance whatsoever which may in any manner or to any extent vary the risk or effect discharge of the Guarantor hereunder as a matter of law or otherwise.

          (c)  Reinstatement, etc. The Guarantor agrees that its obligations
               ------------------
     under this Section 6.01 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party, upon a Company Bankruptcy, as though such payment had not been made notwithstanding any termination of this Indenture or any other agreement.

          (d)  Waiver, etc.  The Guarantor hereby waives, to the fullest extent
               -----------
     permitted by law, promptness, diligence, notice of acceptance, presentment, demand of payment or performance and any other notice with respect to any of the Guaranteed Obligations and this Indenture and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Company or any other Person (including any other guarantor) or entity or any Collateral securing the Guaranteed Obligations.

          (e)  Waiver of Subrogation.  The Guarantor hereby irrevocably waives
               ---------------------
     until all Guaranteed Obligations are satisfied in full any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Indenture or any Note or Note Purchase Agreement, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in the claim or remedy of the Guaranteed Parties against the Company or any Collateral which the Trustee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. The Guarantor acknowledges that it will receive benefits from the financing and other arrangements contemplated by this Indenture, the Notes and Note Purchase Agreement and that the waiver set forth in this Section 6.01(e) is knowingly made in contemplation of such benefits. The Guarantor further agrees that to the extent the waiver of its rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Guarantor may have against the Company or against such Collateral or security shall be junior and subordinate to any rights the Guaranteed Parties may have against the Company and to all right, title and interest the Guaranteed Parties may have in such Collateral or security. Subject to the terms and conditions set forth elsewhere in this Indenture, the Guaranteed Parties may use, sell or dispose of any item of Collateral or security as they see fit without regard to any subrogation rights that the Guarantor may have, and upon any disposition or sale of Collateral or security, any rights of subrogation the Guarantor may have with respect to such Collateral or security shall terminate. The Guaranteed Parties agree that, notwithstanding the foregoing waiver, reimbursement by the Company of amounts paid by the Guarantor under this Guaranty shall not constitute a breach of Guarantor's obligations herein.

          (f)  Bankruptcy. In the event of a rejection of the Notes, Note
               ----------
     Purchase Agreements or this Indenture in a Company Bankruptcy, the Guarantor agrees that it will pay or, to the extent guaranteed herein, cause the performance of all Guaranteed Obligations as if such rejection had not occurred.

          (g)  Waiver of Suretyship, etc.
               -------------------------

               (i) The Guarantor further agrees that nothing contained herein shall prevent the Guaranteed Parties from suing on the Notes, Note Purchase Agreements or this Indenture, or from exercising any rights available to them thereunder or under any of such instruments, and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of the Guarantor. The Guarantor understands that the exercise by the Guaranteed Parties of certain rights and remedies contained in this Indenture may cause the Guarantor to incur a partially or totally non-reimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers each Guaranteed Party to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. To the fullest extent permitted by law, the Guarantor waives all rights and defenses arising out of an election of remedies by the Guaranteed Parties.

     Section 6.02  Compliance with Law.  The Company and the Guarantor will, and
                   -------------------
the Guarantor will cause the Company to, comply with all laws, ordinances or governmental rules or regulations to which either of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations, necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 6.03  Insurance.
                   ---------

          (a) The Company will, and the Guarantor will cause the Company to, maintain, as part of an insurance program which may include appropriate risk retention and self-insurance, insurance with respect to the Equipment in such amounts and against such risks not less than the insurance, if any, maintained by the Company with respect to similar equipment owned or leased by the Company, subject to specified minimum coverage levels set forth in
     Schedule 2 hereto.
     ----------

          (b) If any public liability insurance policy or coverage thereunder which is required to be maintained under Section 6.03(a) shall not be available to the Company in the commercial insurance market on commercially reasonable terms, the Trustee shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available upon application therefor as set forth herein. The Company shall make written request for any such waiver in writing, accompanied by written reports prepared, at the Company's option, either by (i) one independent insurance advisor chosen by the Company and the Trustee or (ii) three independent insurance advisors, one chosen by the Trustee, one chosen by the Company and one chosen by the other two advisors (one of which may be the regular insurance broker or brokers of the Company), in either case, such independent insurance advisors being of recognized national standing. The fees and expenses of all such advisors shall be paid by the Company. The written reports required hereunder shall (x) state that such insurance (or the required coverage thereunder) is not reasonably available to the Company at commercially reasonable premiums in the commercial insurance markets within which the Company normally purchases its insurance from insurers, acceptable to the Company, with a Best's rating of A- or better for equipment of similar type and capacity and (y) explain in detail the basis for such conclusions. Upon the granting of any such waiver, the Company shall within 15 days thereafter certify to the Trustee in writing the cost (for all equipment of a type similar to the Equipment) of liability insurance premiums for the coverage required by Section 6.03(a) for the immediately preceding fiscal year; and in the event that any such certificate is not received by the Trustee within such 15-day period, any such waiver shall be deemed revoked. At any time after the granting of such waiver, but not more often than once a year, the Trustee may make a written request for a supplemental report (in form reasonably acceptable to the Trustee) from such insurance advisor(s) updating the prior report and reaffirming the conclusions set forth therein. The Company shall provide any such required supplemental report within 60 days after receipt of the written request therefor. Any such waiver shall be effective for only as long as such insurance is not reasonably available to the Company in the commercial markets in which the Company normally purchases its insurance at commercially reasonable rates, it being understood that the failure of the Company to furnish timely any such supplemental report shall be conclusive evidence that such condition no longer exists. If such supplemental report shows that such coverage is available, the Company shall within 90 days of such report obtain such insurance coverage. During any period with respect to which such waiver has been granted and remains in effect under this
     Section 6.03(b), the Company shall obtain public liability insurance as set forth under Section 6.03(a) from such carriers, in such amounts and with coverage limits and deductibles as is prudent under the circumstances, but in any event in an amount that may be purchased for a premium equal to 110% of the Company's cost (for all equipment of a type similar to the Equipment) of public liability insurance premiums for the coverage required by Section 6.03(a) for the fiscal year immediately preceding the fiscal year in which such waiver first was granted.

     Section 6.04  Maintenance of Properties.  The Company and the Guarantor
                   -------------------------
will, and the Guarantor will cause the Company to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Guarantor or the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable or appropriate in the conduct of its business and the Guarantor has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 6.05  Payment of Taxes and Claims.  The Company and the Guarantor
                   ---------------------------
will, and the Guarantor will cause the Company to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or the Company, provided that neither the Guarantor nor the Company need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Guarantor or the Company on a timely basis in good faith and in appropriate proceedings, and the Guarantor or the Company has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or the Company, as applicable, or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 6.06  Maintenance of Corporate Existence. Subject to compliance
                   ----------------------------------
with the provisions of Section 6.07, each of the Company and the Guarantor will, and the Guarantor will cause the Company to, at all times preserve and keep in full force and effect its corporate existence (unless the Company is merged into the Guarantor or a subsidiary thereof) and all rights and franchises of the Guarantor and the Company unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 6.07  Consolidation, Merger or Sale of Assets Permitted.
                   -------------------------------------------------

          (a) Neither the Company nor the Guarantor shall, nor shall the Guarantor permit or cause the Company to, consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless (i) the successor formed by such consolidation or the survivor of such merger or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or the Guarantor as an entirety, as the case may be, shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and unless such Person is the Guarantor, such Person shall have executed and delivered to the Trustee an agreement in form reasonably satisfactory to the Trustee containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition of this Indenture, the Note Purchase Agreements and the Notes applicable to the Company or the Guarantor, as the case may be, and (ii) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

          (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such Person had been named as such party herein. No such consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor as an entirety, as applicable, shall have the effect of releasing such party or any successor Person which shall theretofore have become such from its liability hereunder or under the Note Purchase Agreements or the Notes.

          (c) The Company or the Guarantor, as applicable, shall deliver to the Trustee an Opinion of Counsel of the Company or the Guarantor that any such consolidation, merger, transfer, lease or conveyance, and any such assumption agreement complies with the provisions of this Section 6.07, including the enforceability of the Guarantor's obligations against such successor Person.

                                  ARTICLE VII

                        Concerning the Holders of Notes
                        -------------------------------

     Section 7.01  Company to Furnish Trustee with Names and Addresses of
                   ------------------------------------------------------
Noteholders.  The Company will furnish to the Trustee within 15 days after each
-----------
Record Date with respect to a Scheduled Payment Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Noteholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long
                                               --------  -------
as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a
-------- -------   -------
copy of the Register is being furnished to the Trustee pursuant to Section 8.12.

     Section 7.02  Preservation of Information; Communications to Noteholders.
                   ----------------------------------------------------------
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent Register or list furnished to the Trustee as provided in Section 8.12 or Section 7.01, as the case may be, and the names and addresses of holders of Notes received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any Register or list furnished to it as provided in Section 8.12 or Section 7.01, as the case may be, upon receipt of a new Register or list so furnished.

     Section 7.03  Financial Statements and Other Information.  The Guarantor
                   ------------------------------------------
will provide and with respect to the matters set forth in subsections (b) and
(c) will cause the Company to provide to the Trustee and each Noteholder that is an Institutional Investor:

          (a)  Quarterly Statements - within 60 days after the end of each
               --------------------
     quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), a copy of:

               (i) a condensed consolidated balance sheet of the Guarantor and its subsidiaries as at the end of such quarter, and

               (ii) condensed consolidated statements of income and cash flows of the Guarantor and its subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (as at the end of the most recent fiscal year in the case of the balance sheet), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in the opinion of such Person, in all material respects, the consolidated financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within
                                                  --------
     the time period specified above of a copy of the Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this
     Section 7.03(a);

          (b)  Annual Statements - within 105 days after the end of each fiscal
               -----------------
     year of the Guarantor, a copy of:

               (i) a consolidated balance sheet of the Guarantor and its subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in stockholder's equity and cash flows of the Guarantor and its subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that, in the opinion of such firm, such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the audits performed by such accountants in connection with such financial statements have been made in accordance with generally accepted auditing standards, and that such audits provide a reasonable basis for such opinion in the circumstances, provided that the delivery within the
                                        --------
     time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Guarantor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.03(b);

          (c)  Each set of annual financial statements delivered pursuant to
     Section 7.03(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor and of the Company as to the Company's or the Guarantor's, as applicable:

               (i)  Covenant Compliance - whether, in the opinion of the Person
                    -------------------
          signing such certificate, the Company or the Guarantor, as applicable, was in compliance with all of its obligations hereunder during the annual period covered by the statements then being furnished, and

               (ii) Event of Default - a statement that such officer has
                    ----------------
          reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor or the Company, as applicable, from the beginning of the annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Guarantor or the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Guarantor or the Company shall have taken or proposes to take with respect thereto;

          (d) Within five (5) Business Days after a Responsible Officer of the Company or the Guarantor becomes aware of any Default, a written notice specifying the nature and period of existence thereof and what action the Company or the Guarantor is taking or proposes to take with respect thereto; and

          (e) Other information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its subsidiaries as reasonably requested by any Noteholder.

     Section 7.04  Inspection.  The Guarantor shall permit each Noteholder that
                   ----------
is an Institutional Investor:

          (a) Prior to the occurrence of an Event of Default, at the Noteholder's own expense and upon reasonable prior notice, to visit the principal executive office of the Guarantor and discuss the Guarantor's and the Company's business, operations, financial condition, assets and properties with their respective officers and, with the consent of the Guarantor (which shall not be unreasonably withheld), to visit other offices and properties of the Guarantor and the Company, all at such reasonable times during regular business hours and as often as may be reasonably requested in writing; and

          (b) Following the occurrence of an Event of Default and during the continuance thereof, at the Guarantor's expense, to visit and inspect any offices or properties of the Guarantor or the Company, to examine their respective books and records, and make copies and extracts therefrom to the extent reasonably necessary under the circumstances and to discuss the Guarantor's and the Company's business, operations, financial condition, assets and properties with their respective officers and independent public accountants.

          (c) The confidentiality of all information provided by the Guarantor or the Company pursuant to Section 7.04(a) or 7.04(b) shall be maintained by each Noteholder in strict accordance with the provisions of Section 12 of the Note Purchase Agreements (regardless of whether such Noteholders are parties thereto).

                                 ARTICLE VIII

                                  The Trustee
                                  -----------

     Section 8.01  Certain Duties and Responsibilities.
                   -----------------------------------

          (a)  Except during the continuance of an Event of Default,

               (i) the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants, duties or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the form of the same to determine whether or not they substantially conform to the requirements of this Indenture, but shall be under no duty to investigate the facts contained therein.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the right and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Notes representing more than 50% of the aggregate unpaid principal amount of Notes then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 8.02  Notice of Defaults.  As promptly as practicable after, and in
                   ------------------
any event within 30 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Noteholders, the Company and the Guarantor notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the
           --------  -------
payment of the principal of or interest on a Note or the Make-Whole Amount, if any, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the registered holders of the Notes. Solely for the purpose of this Section, the term "default" means the occurrence of any Event of Default, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

     Section 8.03  Certain Rights of Trustee.  Except as otherwise provided in
                   -------------------------
Section 8.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon any Officer's Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 8.04  Not Responsible for Recitals or Issuance of Notes.  The
                   -------------------------------------------------
recitals contained herein and in the Notes, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee hereby represents and warrants that this Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf, and that this Indenture constitutes the legal, valid and binding obligation of the Trustee to the extent so stated herein, enforceable against the Trustee in accordance with its terms.

     Section 8.05  May Hold Notes.  The Trustee or any of its Affiliates, in
                   --------------
their respective individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), which shall be deemed to
                              -------------------
apply solely for the purposes of this Section and the second paragraph of
Section 8.08 hereof, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee.

     Section 8.06  Money Held by Trustee.  Any money or Permitted Investments
                   ---------------------
held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required herein or by law, and the Trustee shall not have any liability for interest upon any such moneys except as provided for herein.

     Section 8.07  Compensation and Reimbursement.  The Company and the
                   ------------------------------
Guarantor agree:

          (a) to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in Section 8.04;

          (c) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 8.04.
     The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company, and the Company and the Guarantor will pay the reasonable fees and expenses of such counsel. The Company and the Guarantor need not pay for any settlement made without their consent; and

          (d) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any tax (other than for or with respect to any tax referred to in the next paragraph, provided that no indemnification
                                            --------
     shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Indenture, including any costs and expenses reasonably incurred in contesting the imposition of any such tax. The Trustee, shall notify the Company and the Guarantor promptly of any tax for which it may seek indemnity. The Company and the Guarantor shall defend against the imposition of such tax and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company, and the Company and the Guarantor will pay the reasonable fees and expenses of such counsel. The Company and the Guarantor need not pay for any taxes paid, in settlement or otherwise, without its consent.

     In addition, the Trustee shall be entitled to reimbursement from, and shall have a Lien prior to the Notes upon, all property and funds held or collected by the Trustee in its capacity as Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Indenture (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses reasonably incurred in contesting the imposition of any such tax. If the Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Noteholders as their names and addresses appear in the Register and to the Guarantor, and the Guarantor shall promptly deliver funds to the Trustee equal to such amount, such funds to be added to the Collateral pursuant to Section 3.04.

     Section 8.08  Trustee Required; Eligibility.  This Indenture shall at all
                   -----------------------------
times have a Trustee which shall have a combined capital and surplus of at least $100,000,000 or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000. Any successor Trustee shall have a combined capital of at least $250,000,000 or shall have its obligations unconditionally guaranteed by a corporation meeting the criteria set forth in the immediately preceding sentence, and having a combined capital and surplus of at least $250,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Trustee shall comply with Section 310(b) of the Trust Indenture Act which shall be deemed to apply solely for the purposes of this sentence and
Section 8.05 hereof.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.09.

     Section 8.09  Resignation and Removal; Appointment of Successor.
                   -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.10.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Noteholders holding Notes representing more than 50% of the aggregate unpaid principal amount of Notes then outstanding delivered to the Trustee and the Company.

          (d)   If at any time:

               (i) the Trustee shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by the Companies or by any such Noteholder; or

               (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

     then, in any case, (x) the Company may remove the Trustee or (y) subject to
     Section 4.06, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax: (i) upon (w) the
                 -------------
     Indenture, (x) the Collateral, (y) Noteholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Collateral, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company shall agree to pay, and shall pay, such tax.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint an interim successor Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Noteholders representing more than 50% of the aggregate unpaid principal then outstanding delivered to the Company and the interim successor Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the interim successor Trustee. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Noteholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

     Section 8.10  Acceptance of Appointment by Successor.  Every successor
                   --------------------------------------
Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 8.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 8.11  Merger, Conversion, Consolidation or Succession to Business.
                   -----------------------------------------------------------
Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     Section 8.12  Maintenance of Agencies.
                   -----------------------

          (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of the Notes or of this Indenture may be served. Such office or agency shall be initially at the Trustee's office located at 14 Wall

     Street, 8/th/ Floor, Window #2, New York, New York 10005. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company and the Noteholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          (b) There shall at all times be a Registrar and a paying agent (each an "Authorized Agent") hereunder. Each such Authorized Agent shall be a
         ----------------
     bank or trust company, shall be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $100,000,000, or, if the Trustee shall be acting as the Registrar or paying agent hereunder, a corporation the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, with a combined capital and surplus of at least $100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Trustee shall initially be the paying agent and Registrar hereunder. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register.

          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint a qualified successor Authorized Agent, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by them to the Trustee; and in each case the Trustee shall mail notice of such appointment to all Noteholders as their names and addresses appear on the Register.

          (e) The Company and the Guarantor agree to pay, or cause to be paid, pursuant to separate agreements from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

     Section 8.13  Money for Note Payments to Be Held by Trustee.  All moneys
                   ---------------------------------------------
deposited with any paying agent for the purpose of any payment on Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section.

     The Trustee will cause each paying agent other than the Trustee to execute and deliver to it an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, that such paying agent will:

          (a) hold all sums held by it for payments on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any default by any obligor upon the Notes in the making of any such payment; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

     The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any paying agent to pay to the Trustee all sums held in trust by such paying agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.


                                  ARTICLE IX

                           Supplements to Indenture
                           ------------------------

     Section 9.01  Supplements to Indenture Without Consent of Noteholders.
                   -------------------------------------------------------
Without the consent of the Noteholders, the Company and the Guarantor may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor Person of the covenants of the Company or the Guarantor, as applicable, contained herein in accordance with this Indenture;

          (b) to add to the covenants of the Company or the Guarantor for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Company or the Guarantor, as applicable;

          (c) to cure any ambiguity, to correct any manifest error or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, provided that any such action shall not adversely affect the interests of the Noteholders; or

          (d) to add or substitute Collateral or to release Collateral in accordance with Article III.

     Section 9.02  Supplements to Indenture with Consent of Noteholders.  With
                   ----------------------------------------------------
the consent of the Noteholders representing more than 66 2/3% of the aggregate unpaid principal of the Notes then outstanding, by Act of such Noteholders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor may, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of the Noteholders under this Indenture; provided, however, that no such supplemental
                                  --------  -------
agreement shall, without the consent of each registered holder of an outstanding Note affected thereby:

          (a) reduce in any manner the amount of, or change the date of, any payments on the Notes, or change the place of payment where, or the coin or currency in which, any Note is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Scheduled Payment Date applicable thereto;

          (b) reduce the percentage of the aggregate unpaid principal amount of Notes then outstanding required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided or in this Indenture;

          (c) modify any of the provisions of this Section or Section 4.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the registered holder of each Note affected thereby; or

          (d) eliminate the guarantee of the Guarantor or modify such guarantee in a manner adverse to the Noteholders.

     Section 9.03  Documents Affecting Immunity or Indemnity.  If in the opinion
                   -----------------------------------------
of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, obligation, immunity or indemnity in favor of the Trustee under this Indenture, the Trustee may in its discretion decline to execute such document.

     Section 9.04  Execution of Supplements to Indentures.  In executing, or
                   --------------------------------------
accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate, each stating that the execution of such supplemental agreement is authorized or permitted by this Indenture.

     Section 9.05  Effect of Supplements to Indenture.  Upon the execution of
                   ----------------------------------
any supplemental agreement under this Article, this Indenture shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.06  Reference in Notes to Supplements to Indentures.  Notes
                   -----------------------------------------------
authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement, and, in such case, suitable notation may be made upon outstanding Notes after proper presentation and demand.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     Section 10.01 Rights Confined to Parties and Holders.  Nothing expressed
                   --------------------------------------
or implied herein shall be construed to confer upon any Person other than the parties hereto and the holders of the Notes, any right, remedy or claim under or by reason of this Indenture or of any term, agreement or condition herein, and all the terms, covenants and conditions herein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Notes.

     Section 10.02 No Recourse.  No recourse under this Indenture shall be had
                   -----------
against any Person, solely by reason of the fact that he is a stockholder, officer or director of the Company or the Guarantor, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that this Indenture is solely a corporate obligation, and that no personal liability whatever shall attach to or be incurred by any Person, solely by reason of the fact that he is a stockholder, officer or director of the Company or the Guarantor, under or by reason of any of the terms, agreements or conditions contained in this Indenture, or implied therefrom, and that any and all such personal liability, either at common law or in equity, or by statute or constitution, is hereby expressly waived as a condition of and consideration for the execution of this Indenture.

     Section 10.03 Binding Upon Assigns.  Except as otherwise provided herein,
                   --------------------
the provisions of this Indenture shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.04  Notices.  All demands, notices and communications hereunder
                    -------
shall be in writing and shall be deemed to have been received by the addressee on the date of actual receipt (if such date is a Business Day, otherwise on the next Business Day), if transmitted by mail, telex, telecopy (confirmed by hard copy) or similar transmission, or by hand, addressed as follows: (a) in the case of the Company or the Guarantor, 225 West Washington Street, 19/th/ Floor, Chicago, Illinois 60606, marked to the attention of its Treasurer, or such other address as may hereafter be furnished to the Trustee in writing by the Company or the Guarantor, (b) in the case of the Trustee, the address set forth in the definition of Corporate Trust Office in Section 1.01 or such other address as may hereafter be furnished to the Company in writing by the Trustee, and (c) in the case of any holder of Notes, at its address shown on the registry books maintained by the Trustee or at such other address as such holder may from time to time furnish to the Trustee for such purpose. An affidavit by any Person representing or acting on behalf of the Company, the Guarantor or the Trustee, as to such mailing, having the registry receipt attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Section 10.05  Effect of Headings; Date Executed; and Governing Law.
                    ----------------------------------------------------

          (a) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          (b) This Indenture shall be deemed to have been executed on the date of the acknowledgment thereof by the officer of the Trustee who signed it on behalf of the Trustee.

          (c) This Indenture shall be governed by the laws of the State of New York.

     Section 10.06  Legal Holidays.  In any case where any date for payment of
                    --------------
interest, date for payment of rental or date of maturity of any installment of principal on the Notes shall not be a Business Day, then, notwithstanding any other provision of this Indenture or the Notes, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date for payment of interest, date for payment of rental or date of maturity of any installment of principal on the Notes, and if payment is made on such next succeeding Business Day no interest shall accrue on the amount of such payment for the period from and after such date for payment of interest, or for payment of rental or date of maturity of any installment of principal on the Notes, as the case may be, to and including such next succeeding Business Day.

     Section 10.07  Counterparts.  For the purpose of facilitating the execution
                    ------------
of this Indenture and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Trustee, the Company and the Guarantor have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed as of the day and year first above written.


                              BANK ONE, N.A., as Trustee

                              By: /s/ Janice Ott Rotunno
                                 ------------------------------------------
                              Name:  Janice Ott Rotunno
                              Title: Vice President and Assistant Secretary
Attest:

   /s/ Benita Pointer
---------------------

                              EXSIF WORLDWIDE, INC.


                              By: /s/ M.J. Garrette
                                 ------------------------------------------
                              Name:  M.J. Garrette
                              Title: Vice President

Attest:

   /s/ R.W. Webb
---------------------
Secretary

                              UNION TANK CAR COMPANY

                              By: /s/ M.J. Garrette
                                 ------------------------------------------
                              Name:  M.J. Garrette
                              Title: Vice President

Attest:

   /s/ R.W. Webb
---------------------
Secretary

                                                                      Schedule 1


                           Description of Equipment
                           ------------------------


                                 See Attached

                                                                      Schedule 2

                             Insurance Provisions
                             --------------------

1. The Company will carry general liability insurance with respect to the Equipment with a minimum coverage level of $100,000,000 per occurrence and an annual aggregate of $100,000,000. There may be deductibles or self-insured retentions on such general liability insurance of up to $25,000,000 per occurrence.

2. Property damage or physical damage insurance on the Equipment will not be required unless the Company is in default. If property damage insurance is required, there will be a limit of $10,000,000 per occurrence, and such coverage may provide for a deductible or self-insured retention of up to $1,000,000 per occurrence.

3. The insurance listed above may be a part of an insurance program that also covers companies that are affiliated with Company.

4. The general liability insurance referred in item 1 above will contain these provisions:

     a. The Trustee will be an additional insured on such insurance policy(ies).

     b. The Company will have the insurer(s) waive any right to subrogation against the Trustee.

     c.   The Trustee shall have no responsibility for any insurance premiums.

     d. In substance, all of the terms, conditions, insuring agreements, and endorsements, with the exception of limits of liability and liability for premiums, commissions, assessments or calls (which shall solely be a liability of the Company) shall operate in the same manner as if there were a separate policy covering each insured.

     e. The Trustee will receive 30 days' notice before cancellation or termination of the policy(ies) other than for normal expiration or non-payment of premiums and 10 days' notice before cancellation for non-payment of premiums.

     f. The Company will use its reasonable best efforts to obtain a provision providing that the coverage will not be invalidated as to the Trustee due to any action or inaction of the Company, provided that the Company shall be under no obligation to obtain such a provision if it is not available to Company in policies available to the Company at commercially reasonable rates in the markets in which the Company has placed its insurance program.

     g. The Company's insurance will be primary without contribution by any similar insurance maintained by the Trustee.